                                                                     EXHIBIT 1.1

                               IXYS CORPORATION

                              4,000,000 Shares(1)
                                 Common Stock


                            UNDERWRITING AGREEMENT
                            ----------------------

                                                                   _______, 2000


Stephens Inc.
CIBC World Markets Corp.
Needham & Company, Inc.
 As Representatives of the several
 Underwriters named in Schedule I hereto.
c/o Stephens Inc.
111 Center Street
Little Rock, Arkansas 72201

Ladies and Gentlemen:

     IXYS Corporation, a Delaware corporation (the "Company"), and the stockholders of the Company named in Schedule II hereto (the "Selling Stockholders"), confirm their agreement with the several underwriters (the "Underwriters") for whom you are acting as representatives (the "Representatives") for the Company to issue and sell 2,000,000 newly issued shares of the Company's common stock, par value $0.01 per share (the "Common Stock") and for the Selling Stockholders to sell 2,000,000 shares of Common Stock to the Underwriters (said shares of Common Stock to be issued and sold by the Company and the shares of Common Stock to be sold by the Selling Stockholders collectively being hereinafter referred to as the "Underwritten Shares"). The Company's Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

     For the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, one of the Selling Stockholders, ABB AG ("ABB"), is granting to the Underwriters the option (the "Option") described in
Section 2 hereof to purchase all or any part of an aggregate of 600,000 additional shares of Common Stock (the "Option Shares"). The Underwritten Shares and the Option Shares purchased pursuant to this Underwriting Agreement (this "Agreement") are herein collectively called the "Shares" and the proposed offering of the Underwritten Shares and, if applicable, the Option Shares by the Underwriters is hereinafter referred to as the "Public Offering."

     The Company has filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"), and published rules and regulations adopted by the Commission under the Act (the "Rules"), a registration statement on Form S-3 (the "Form S-3") (File No. 333-46028), including a preliminary prospectus, relating to the Shares, and such amendments to such registration statement as may have been filed with the Commission to the date of this Agreement. The term "preliminary prospectus" means any preliminary prospectus (as referred to in Rule 430 or Rule 430A of the Rules) included at any time as a part of the registration statement. The Company has furnished to the Representatives copies of such registration statement, each amendment to it filed by the Company with the Commission and each preliminary prospectus filed by the Company with the Commission and any other offering materials used by the Company. If such registration statement has not become effective, a further amendment (the "Final Amendment") to such registration statement, including a form of final prospectus, if necessary to permit such registration statement to become effective, will promptly be filed by the Company with the Commission. If such registration statement has become effective, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules will promptly be filed by


_____________________________
(1) Plus up to 600,000 shares of Common Stock subject to the Underwriters' Over-Allotment Option as set forth herein.

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the Company with the Commission in accordance with the Rules.  The registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A, is called the "Registration Statement." The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules, or if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date.

     Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein on or before the Effective Date or the date of such preliminary prospectus or the Prospectus, as the case may be. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934 (the "Exchange Act") after the Effective Date or the date of any preliminary prospectus or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

     As the Representatives, you have advised the Company and the Selling Stockholders that (a) you are authorized to enter into this Agreement on behalf of the several Underwriters and (b) the Underwriters are willing, acting severally and not jointly, to purchase the amounts of the Underwritten Shares set forth opposite their respective names in Schedule I hereto, plus their pro rata portion of the Option Shares as set forth in Section 2 hereof, if you elect to exercise the Option in whole or in part for the accounts of the several Underwriters.

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the Company, the Selling Stockholders and the Underwriters hereby agree as follows:

     1.   Representations, Warranties and Agreements.

     (a) The Company represents and warrants to, and agrees with, each Underwriter as follows:

          (i) The Company has been duly organized, is in compliance with its Certificate of Incorporation, as amended and/or restated to date (the "Certificate of Incorporation") and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and Prospectus. Each subsidiary of the Company listed on Schedule III hereto (each, a "Subsidiary" and collectively, the "Subsidiaries") has been duly organized or incorporated and is validly existing as a corporation or other legally authorized entity, in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own and lease its properties and conduct its business; the Company and the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business or the ownership or lease of their properties requires such qualifications, except where the failure to be so qualified or in good standing as a foreign corporation would not have a Material Adverse Effect (as defined below);
except as shown on Schedule III hereto, all of the outstanding shares of capital stock or other ownership interests of each Subsidiary are owned by the Company and have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of any claim, lien, encumbrance or security interest. The obligations of IXYS Semiconductor GmbH with respect to its majority-owned German subsidiary, IXYS Berlin GmbH, are as described on such Schedule III. The Subsidiaries are the only subsidiaries of the Company which currently have assets or are conducting business operations.

          (ii) The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Shares have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable. There are no preemptive or other restrictive rights to subscribe for or to purchase, or any restriction upon the voting or transfer of any class of the Company's capital stock pursuant to the Company's Certificate of Incorporation, Bylaws, or other governing documents or any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of any class of the Company's capital stock. No approval of the Nasdaq National Market is required for the sale of the Shares pursuant to this Agreement.

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          (iii) The Shares conform to the description thereof contained in any preliminary prospectus, the Prospectus and the Registration Statement. As of the Closing Date (as defined below) and any Option Closing Date (as defined below), if applicable, the Company will have the authorized capitalization set forth under the captions "Capitalization" and "Description of Capital Stock" in the Prospectus. No further corporate approval or authority on behalf of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

          (iv) Any preliminary prospectus, the Prospectus and the Registration Statement have been prepared by the Company in conformity with the requirements of the Act and the Rules, including Form S-3. The Company meets the requirements of, and is eligible to use, Form S-3 for the Public Offering. The Registration Statement has been filed with the Commission under the Act.

          (v) Neither the Commission nor any other agency, body, authority, court or arbitrator of competent jurisdiction has, by order or otherwise, prohibited or suspended the use of any preliminary prospectus or the Prospectus relating to the proposed offering of the Shares or instituted proceedings for
that purpose.   The Registration Statement, the Prospectus and any preliminary prospectus, and any amendments or supplements thereto, at the time they became or become effective or at the time they were or are filed with the Commission conformed or conform in all material respects to the requirements of the Act and the Rules. None of the Registration Statement, the Prospectus and any preliminary prospectus, or any amendment or supplement thereto, as of its date and while effective contained an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading; provided, however, that the Company makes no representations or
                --------  -------
warranties as to information contained in or omitted from the Registration Statement, the Prospectus, or any preliminary prospectus or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, expressly for use in the preparation thereof.

          (vi) The documents which are incorporated by reference in the Registration Statement, the Prospectus or any preliminary prospectus or from which information is so incorporated by reference, when they were filed (or, if any amendment with respect to such document was filed, when such amendment was filed) with the Commission complied in all material respects with the requirements of the Exchange Act, and the rules and regulations thereunder and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are so filed with the Commission, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

          (vii) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, present fairly in all material respects the consolidated financial position, results of operations and changes in cash flow of the Company and the Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments, consisting only of normal recurring adjustments or accruals, necessary for a fair presentation of results for such periods have been made. The Summary Consolidated Financial Data and the Selected Consolidated Financial Data included in the Prospectus have been compiled on a basis consistent with that of the audited and unaudited financial statements from which they were derived. The Company and its Subsidiaries maintain and keep accurate books and records and maintain internal accounting controls which provide reasonable assurance that (1) transactions are executed in accordance with management's authorization, (2) transactions are recorded as necessary to permit the preparation of the Company's consolidated financial statements and to maintain accountability for the assets of the Company and its Subsidiaries, (3) access to the assets of the Company and its Subsidiaries is permitted only in accordance with management's authorization, and (4) the recorded accounts of the assets of the Company and its Subsidiaries are compared with existing assets at reasonable intervals.

          (viii) There is no action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before any court or administrative or governmental agency or other body which, if adversely determined, is reasonably likely to (A) result in any material adverse change in or

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effect on the financial condition, or the earnings, business, business prospects or results of operations of the Company or any of its Subsidiaries (a "Material Adverse Change" or "Material Adverse Effect" as the case may be), whether or not arising in the ordinary course of business, or (B) affect the performance of this Agreement or the consummation of the transactions herein contemplated, except in either case as disclosed in the Registration Statement and the Prospectus.

          (ix) Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation or court decree to which it is subject which violation may have a Material Adverse Effect.

          (x) The Company and each Subsidiary has good and marketable title to all of the properties and assets reflected in the financial statements hereinabove described or as described in the Prospectus as being owned by them, subject to no lien, mortgage, pledge, charge or other encumbrance of any kind except those securing indebtedness described in such financial statements or as described in the Prospectus or which do not materially affect the present or proposed use of such properties or assets. The Company and the Subsidiaries occupy their leased properties under valid, subsisting and binding leases with only such exceptions as are not in the aggregate material and do not interfere with the conduct of the business of the Company. There exists no default under the provisions of any lease, contract or other obligation to which the Company or any Subsidiary is a party which may result in a Material Adverse Change.

          (xi) The Company and each Subsidiary have filed all federal, state, foreign and other tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due and there is no tax deficiency that has been or, to the Company's knowledge, might be asserted against the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect. All material tax liabilities are adequately provided for on the books of the Company and its Subsidiaries.

          (xii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as they may be amended or supplemented, (A) there has not been any Material Adverse Change, nor to the Company's knowledge, is any such change threatened, (B) there has not been any transaction entered into by the Company or any of the Subsidiaries that is material to the earnings, business, business prospects or results of operations of the Company or any such Subsidiary, other than transactions in the ordinary course of business and changes and transactions contemplated by the Registration Statement and the Prospectus, as they may be amended or supplemented, (C) there has not been any material change in the capital stock, long term debt or liabilities of the Company, and (D) there has not been any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary has any contingent obligations or liabilities which are required to be but are not disclosed in the Registration Statement and the Prospectus.

          (xiii) The filing of the Registration Statement and related
Prospectus and the execution and delivery of this Agreement have been duly authorized by the Board of Directors of the Company; this Agreement constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by general principles of equity, and except insofar as rights to indemnification and contribution contained herein may be limited by federal or state securities laws or related public policy. Neither the Company nor any of the Subsidiaries individually or in the aggregate are in breach or violation of or default under any indenture, mortgage, deed of trust, lease, contract, note or other agreement or instrument to which it is a party or by which it or any of its properties is bound and which breach, violation or default would, individually or in the aggregate have a Material Adverse Effect. The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach or violation of any of the material terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, contract, note or other agreement or instrument to which the Company or any Subsidiary is a party, or of the Company's Certificate of Incorporation, as amended, or By-laws or any law, decree, order, rule, writ, injunction or regulation applicable to the Company or any Subsidiary of a court or of any regulatory body or administrative agency or other governmental body having

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jurisdiction, except for those violations that, individually or in the aggregate, would not result in a Material Adverse Change.

          (xiv) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and performance of its obligations hereunder (except such additional steps, if any, as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws and the filing the Prospectus under Rule 424(b)) has been obtained or made and is in full force and effect. Each approval, consent or authorization, if any, of any person named or referenced in the Registration Statement or the Prospectus, including any customer and supplier of the Company, which is required under contract, the Rules or otherwise, has been obtained or made and is in full force and effect.

          (xv) The Company and each Subsidiary hold all material licenses, authorizations, charters, certificates and/or permits from governmental authorities which are necessary to the conduct of their businesses and neither the Company nor any Subsidiary has received notice of any proceeding relating to the revocation or modification of any of such licenses, authorizations, charters, certificates or permits, which, individually or in the aggregate, if the subject of an unfavorable decision, would result in a Material Adverse Change.

          (xvi) PricewaterhouseCoopers LLP, independent auditors, who have reported on the audited consolidated financial statements of the Company and its Subsidiaries, filed with the Commission and included as part of the Registration Statement and Prospectus or incorporated therein by reference, are independent public accountants within the meaning of the Act, the Rules and Regulation S-X of the Commission and Rule 101 of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

          (xvii) There are no agreements, contracts or other documents of a character required to be described in the Registration Statement or the Prospectus or required by Form S-3 to be filed as exhibits to the Registration Statement or incorporated by reference in the Registration Statement which are not described, filed or incorporated as required.

          (xviii) No labor dispute exists or is pending or, to the Company's knowledge, is imminent or threatened with the Company's employees or with employees of any Subsidiary.

          (xix) Except as contemplated by Section 2 hereof and as disclosed in the Prospectus and permitted by the Rules, the Company has not taken and will not take, directly or indirectly, any action designed to or which could reasonably be expected to, cause or result in a violation of Section 5 of the Act, Regulation M under the Exchange Act, or otherwise in stabilization or manipulation of the price of the Company's Common Stock.

          (xx) Except for those matters which are specifically disclosed in the Prospectus or which would not have a Material Adverse Effect: (a) each of the Company and its Subsidiaries is in compliance with all applicable environmental laws, rules and regulations, including any environmental law, rules and regulations of any foreign country ("Environmental Laws"), (b) each of the Company and its Subsidiaries has all environmental permits and approvals required to operate their businesses as presently conducted or as reasonably anticipated to be conducted, (c) neither the Company nor any of its Subsidiaries has received any written, or to the Company's knowledge other, communication from a governmental authority that alleges that such Company or Subsidiary is not in compliance with all Environmental Laws, (d) to the Company's knowledge, there are no circumstances that may prevent or interfere with such compliance in the future, (e) there is no claim regarding environmental matters pending or, to the Company's knowledge, threatened against the Company or any Subsidiary, (f) there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any material or substance of environmental concern, that could reasonably be expected to form the basis of any environmental claims against any of the Company or its Subsidiaries. None of the present or, to the knowledge of the Company, past property of the Company or any of its Subsidiaries is listed or proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS"), or any similar list of sites requiring

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remedial action prepared by any state or foreign government. Neither the Company nor any of its Subsidiaries is subject to any state Environmental Property Transfer Act, or to the extent that any such statute is applicable to any property, the Company and its Subsidiaries have fully complied with their obligations under such statute(s), and neither the Company nor any of its Subsidiaries has any outstanding obligations or liabilities under any state Environmental Property Transfer Act.

          (xxi) Except as disclosed in the Prospectus and except for those matters which individually or in the aggregate would not have a Material Adverse Effect, (a) each of the Company and its Subsidiaries owns and possesses all right, title and interest in and to, or have a valid license to use, all of its Intellectual Property (as defined below) free and clear of encumbrances and other interests; (b) each of the Company and its Subsidiaries has full ownership rights and interests in and to all of the trade secrets used in connection with their personal property; (c) no claim by any third party contesting the validity, enforceability, use or ownership of any Intellectual Property has been made or, to the Company's knowledge, is threatened against the Company or any affiliate of the Company; (d) neither the Company nor any Subsidiary has infringed or misappropriated any Intellectual Property and, to the Company's knowledge, no such claim has been made or threatened against the Company or any Subsidiary; and (e) the operations of the Company or its Subsidiaries are not reasonably likely to result in the infringement or misappropriation of any Intellectual Property rights of third parties. As used in this Agreement, "Intellectual Property" means: all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all trade names, trademarks, trade dress, logos and all goodwill associated therewith; all copyrights, copyrightable work, and mask works; all registrations and applications and renewals for any of the foregoing; all trade secrets, manufacturing and production processes and techniques, technical and computer data, documentation and software, software licenses and all tangible embodiments thereof.

          (xxii) The Company and its Subsidiaries maintain insurance of the types and in the amounts customary for their businesses, including, but not limited to, insurance covering liability and real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          (xxiii) Neither the Company nor any Subsidiary has at any time during the last five years (a) made any unlawful contribution to any candidate for political office, whether foreign or domestic, or failed to disclose fully any contribution in violation of law, or (b) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States, any foreign country, or any jurisdiction thereof.

          (xxiv) Each officer and director of the Company and each of the members of the respective groups of affiliated persons listed as principal stockholders of the Company under the caption "Principal and Selling Stockholders" in the Prospectus has executed a lock-up agreement, a form of which is attached hereto as Exhibit A (the "Lock-Up Agreement"). The authorized representative of the former shareholders of Directed Energy, Inc. (the "DEI Shareholders") has executed a waiver agreement dated September 13, 2000 (the "Waiver Agreement")with respect to waiving and amending certain provisions of that certain Registration Rights Agreement, dated May 16, 2000, among the DEI Shareholders and the Company, a copy of which Waiver Agreement has been provided to the Representatives, and said Waiver Agreement is in full force and effect and enforceable against the DEI Shareholders.

          (xxv) The Company has delivered to you a true and complete copy of the Agreement and Plan of Reorganization, dated as of March 6, 1998, as amended, by and among IXYS Corporation and Paradigm Technology, Inc., a Delaware corporation ("Paradigm"), pursuant to which IXYS Corporation was merged with a subsidiary of Paradigm (the "Paradigm Merger") and Paradigm issued its common stock in exchange for all of the outstanding common stock of IXYS Corporation. The Paradigm Merger was duly consummated in accordance with applicable law. All shares of Common Stock issued pursuant to the Paradigm Merger were duly authorized and validly issued in accordance with all laws, including applicable securities laws. The Company has delivered to you a true and complete copy of the Agreement and Plan of Reorganization, dated as of May 16, 2000, as amended, by and among IXYS Corporation, Directed Energy, Inc. ("DEI") and others pursuant to which DEI was merged with a subsidiary of IXYS Corporation (the "DEI Merger") and IXYS Corporation issued its common stock in exchange for all of the outstanding common stock of DEI. The DEI Merger was duly consummated in accordance with applicable

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law. All shares of Common Stock issued pursuant to the DEI Merger were duly authorized and validly issued in accordance with all laws, including applicable securities laws.

          (xxvi) Any certificate signed by any officer of the Company and delivered to you or counsel for the Representatives pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     (b) Each Selling Stockholder represents and warrants as to itself or himself, as applicable, as follows:

          (i) Such Selling Stockholder has and will have at the Closing (as such date is hereinafter defined) good and valid title to the portion of the Shares to be sold by such Selling Stockholder, free of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Shares, and upon the delivery of and payment for such Shares pursuant to this Agreement, good and valid title thereto, free of any liens, encumbrances, equities and claims, will be transferred to the several Underwriters.

          (ii) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in a violation of Section 5 of the Act or Regulation M under the Act or in stabilization or manipulation of the price of the Company's common stock.

          (iii) Certificates in negotiable form for the Shares to be sold by the Selling Stockholder hereunder has been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement of even date, duly executed and delivered by the Selling Stockholder, in the form heretofore furnished to you (the "Custody Agreement") with the Company, as Custodian (the "Custodian"); and the Shares represented by the certificates so held in custody for the Selling Stockholder is subject to the interests hereunder of the Underwriters.

          (iv) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and such other approvals as have been obtained.

          (v) Neither the sale of the Shares being sold by the Selling Stockholder nor the consummation of any other of the transactions herein contemplated by the Selling Stockholder or the fulfillment of the terms hereof by the Selling Stockholder will result in a breach or violation of, or constitute a default under any law or the terms of any indenture or other agreement or instrument to which the Selling Stockholder is a party or bound, or any judgment, order or decree applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder.

          (vi) The information, if any, in the Registration Statement, any preliminary prospectus and the Prospectus under the captions, "Principal and Selling Stockholders" and "Certain Relationships and Related Transactions" that specifically relates to such Selling Stockholder has been furnished to the Company in writing by such Selling Stockholder expressly for use therein and does not, and will not on the date of the execution of this Agreement or on the Closing Date or the Option Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (vii) The representations and warranties of the Company contained in this Section 1 (including, but not limited to, the representations and warranties contained in clause (a)(xx) regarding environmental matters) are, to the knowledge of ABB, true and correct. Each Selling Stockholder is familiar with, or has carefully read, the Registration Statement and, to the knowledge of such Selling Stockholder, none of the Registration Statement, the Prospectus and any preliminary prospectus, or any amendment or supplement thereto, as of its date and while effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not
                                       7
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misleading. Any certificate signed by a Selling Stockholder and delivered to you or counsel for the Underwriters shall be deemed a representation and warranty by that Selling Stockholder as to matters covered thereby.

     2. Purchase, Sale and Delivery of the Underwritten Shares. On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, each of the Company and the Selling Stockholders, severally and not jointly, agrees to sell each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_______ per share, the number of the Underwritten Shares set forth opposite the name of each Underwriter in
Schedule I attached hereto, subject to adjustment in accordance with Section 10 hereof.

     Payment for the Underwritten Shares shall be made by wire transfer of immediately available U.S. funds to the designated accounts of the Company and each of the Selling Stockholders, drawn to the order of each of the Company and the respective Selling Stockholders, against delivery of certificates for the Shares to the Representatives for the accounts of the several Underwriters. Delivery of certificates shall be to the Representatives, c/o Stephens Inc. ("Stephens"), 111 Center Street, Little Rock, Arkansas 72201, or at such other address as Stephens may designate in writing. Payment will be made at the offices of Stephens, or at such other place as shall be agreed upon by Stephens, the Company and the Selling Stockholders, at approximately 9:00 a.m., Central Time, on ______, 2000, such time and date being herein referred to as the "Closing Date." The certificates for the Underwritten Shares will be delivered in such denominations and in such registrations as Stephens reasonably requests in writing and will be made available for inspection at such locations as Stephens may reasonably request at least two full business days prior to the Closing Date.

     In addition, on the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, ABB hereby grants the Option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The Option may be exercised in whole or in part at any time upon written notice (or oral notice, subsequently confirmed in writing) given not more than thirty (30) days following the date of this Agreement, by Stephens, on behalf of the Representatives of the several Underwriters, to ABB setting forth the number of Option Shares as to which the several Underwriters are exercising the Option and the names and denominations in which the Option Shares are to be registered. The Closing on the purchase of the Option Shares (the "Option Closing Date"), if any, shall occur no later than three (3) business days following the date upon which notice of exercise of the Option is given to ABB, and shall take place at the offices of Stephens, or at such other place as shall be agreed upon by Stephens and ABB. Subject to Section 10, the number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of shares of the common stock being purchased by such Underwriter bears to 4,000,000 shares, adjusted by you in such manner as to avoid fractional shares. The Option may be exercised only to cover over-allotments in the sale of the Underwritten Shares by the Underwriters. Stephens, on behalf of the Representatives of the several Underwriters, may cancel such Option at any time prior to its expiration by giving written notice (or oral notice, subsequently confirmed in writing) of such cancellation to ABB. To the extent, if any, that the Option is exercised, payment for the Option Shares shall be made by wire transfer of immediately available U.S. funds to the designated account of ABB, to the order of the ABB. Certificates for the Option Shares shall be delivered in the same manner and upon the same terms as the Underwritten Shares.

     3. Offering by the Underwriters. It is understood that the Public Offering of the Underwritten Shares is to be made as soon as the Representatives deem it advisable to do so after the Registration Statement has become effective. The Underwritten Shares are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

     It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares, in accordance with an Agreement Among Underwriters which has been entered into among you and the several other Underwriters.

     4.   Covenants.

     (a) The Company covenants and agrees with each of the several Underwriters that:

          (i) The Company will use its best efforts to cause the Registration Statement to become effective and will not, either before or after effectiveness, file any amendment thereto or supplement to the Prospectus (including a Prospectus filed pursuant to Rule 424(b) which differs from the Prospectus on file at the time the Registration Statement becomes effective) of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Act or Rules.

          (ii) The Company will advise the Representatives promptly of any request of the Commission or other securities regulatory agency ("Other Securities Regulator") for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, or comparable action taken or initiated by any Other Securities Regulator, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

          (iii) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (including foreign jurisdictions) as the Representatives reasonably may have designated in writing, and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided however, the Company shall not be required to qualify as
              -------- --------
a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be reasonably required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

          (iv) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any preliminary prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives on the Effective Date and thereafter from time to time during the period when delivery of a Prospectus is required under the Act as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date such number of copies of the Registration Statement, with and without exhibits, and of all amendments thereto, as the Representatives may reasonably request.

          (v) During the period of time in which a Prospectus relating to the Shares is required by law to be delivered, the Company shall comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Prospectus. If, during the period in which a Prospectus is required by law to be delivered, any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will promptly notify the Representatives and, subject to the Representatives' prior review, prepare and file with the Commission and any appropriate Other Securities Regulator an appropriate supplement to the Prospectus (at the expense of the Company) so that the Prospectus as so supplemented will not, in light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

          (vi) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its stockholders in the manner contemplated by Rule 158(b) under the Act, as soon as it is practicable to do so, but in any event not later than the forty-fifth day after the fiscal quarter first occurring one year after the Effective Date, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least twelve consecutive months beginning after the Effective Date, which earnings statement shall satisfy the requirements of Section 11(a) of the Act.

          (vii) During the three year period immediately following the date hereof, the Company will furnish to its stockholders, as soon as practicable after the end of each respective period, annual reports (including consolidated financial statements audited by independent public accountants) and unaudited quarterly reports of consolidated earnings, and will furnish to the
Representatives: (a) concurrently with furnishing such reports to its stockholders, consolidated statements of income of the Company and its subsidiaries for each period in the form furnished to the Company's stockholders and certified by the Company's principal financial or accounting officer; (b) concurrently with furnishing to its stockholders, a consolidated balance sheet of the Company as at the end of such fiscal year, together with consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent public accountants; (c) as soon as they are available, copies of all reports (financial or other) mailed to stockholders; (d) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, the National Association of Securities Dealers, Inc. ("NASD") or any securities exchange; (e) every press release released by the Company; and (f) any additional information of a public nature concerning the Company or its business which the Representatives may reasonably request.

          (viii) As soon as the Company is advised thereof, it will advise the Representatives, and confirm the advice in writing, that the Registration Statement and any amendments shall have become effective.

          (ix) The Company will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

          (x) Other than as permitted by the Act and the Rules, the Company will not distribute any prospectus or offering materials in connection with the offering and sale of the Shares and prior to the Closing Date or, if applicable, the Option Closing Date, will not issue any press releases or other communications, directly or indirectly, other than in the ordinary course of business, and will hold no press conferences with respect to the Company or any of its Subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of its Subsidiaries, or the offering of the Shares, without the prior written consent of Stephens.

          (xi) The Company will maintain an independent institutional transfer agent and, if required by the jurisdiction of incorporation of the Company, a registrar for its Common Stock and will, as of the Effective Date, use its best efforts to maintain the quotation of the Shares on the Nasdaq National Market.

          (xii) The Company will not, for a period of 90 days after the Effective Date of the Registration Statement, offer to sell, contract to sell, sell or otherwise dispose of any shares of the Company's Common Stock or securities convertible into shares of the Company's Common Stock without the prior written consent of Stephens.

     The foregoing covenants and agreements shall apply to any successor of the Company, including without limitation, any entity into which the Company might be converted, consolidated or merged.

     (b) Each of the Selling Stockholders, as applicable, covenants and agrees with each of the several Underwriters as follows:

          (i) Except for the Shares, ABB will not, directly or indirectly, for a period of 90 days from the Effective Date of the Registration Statement, offer to sell, contract to sell, sell or otherwise dispose of any shares of the Company's common stock or securities convertible into or exercisable or exchangeable for shares of the Company's common stock without the prior written consent of Stephens.

          (ii) ABB will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Shares by an Underwriter or dealer may be required under the Act, of any change in information in the Registration Statement or the Prospectus relating to ABB.

          (iii) Other than as permitted by the Act and the Rules, such Selling Stockholder will not distribute any prospectus or offering materials in connection with the offering and sale of the Shares and prior to the Closing Date and, if applicable, the Option Closing Date, will not issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company, the financial condition, results of operations, business, properties, assets or liabilities of the Company, or the offering of the Shares, without the prior written consent of Stephens.

     5. Costs and Expenses. Whether or not the Registration Statement becomes effective, the Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to Underwriters copies of the Registration Statement, preliminary prospectus, the Prospectus, this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, the Underwriters' Questionnaire and Power of Attorney, and any blue sky survey and any supplements thereto; the filing fees of the Commission; the filing fees and expenses incident to securing any required review by the SEC and the NASD of the terms of the sale of the Shares; any applicable listing fees; the cost of printing certificates representing the Shares; the cost and charges of any transfer agent or registrar; and the expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification or exemption of the Shares under applicable blue sky laws and the laws of any foreign jurisdiction. Each of the Selling Stockholders will pay all costs, expenses and fees incident to the performance of its or his obligations under this Agreement. Any transfer taxes imposed on the sale of the Shares to the Underwriters will be paid by the Company or such Selling Stockholder, as appropriate. Neither the Company nor the Selling Stockholders shall, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification or exemption under blue sky and foreign laws) except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 6 hereof unless such termination results from a failure to satisfy a condition due to the default or omission of any Underwriter (including any default under Section 10 hereof), or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms is due to the default or omission of any Underwriter (including any default under Section 10 hereof), then the Company shall reimburse the several Underwriters for all of their out-of-pocket costs and expenses, including attorneys' fees and out-of-pocket expenses, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder, but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares. The Company and the Selling Stockholders may agree, as among themselves as to any further allocation among themselves of the respective amounts of such costs for which they each shall be responsible under this Agreement.

     6. Conditions of Obligations of the Underwriters. The obligations of the several Underwriters are subject to the accuracy, as of the Closing Date and as of the Option Closing Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, and to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions:

     (a) The Registration Statement shall have become effective not later than __________, Central Time, on the day immediately following this Agreement, unless a later time and date is agreed to by the Representatives, and no stop order or other order suspending the effectiveness thereof or the qualification of the Shares under any blue sky laws or the laws of any foreign jurisdiction shall have been issued and no proceeding for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission or any Other Securities Regulator. If the Company has elected to rely upon Rule 430A of the Rules, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Act within the prescribed time period, and prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A under the Act. All requests for additional information on the part of the Commission or any other government or regulatory authority with jurisdiction (to be included in the Registration Statement or Prospectus or otherwise) shall be complied with to the satisfaction of the Commission or such authorities.

     (b) The Representatives shall have received on the Closing Date and on the Option Closing Date the opinion of Cooley Godward LLP, counsel for the Company with respect to the Company and the Subsidiaries organized in Delaware and Colorado as to the matters set forth below in subparagraphs (i) through (xiii) (except as expressly provided otherwise in such subparagraphs) and with respect to the Company and all Subsidiaries as to the matters set forth below in subparagraph (xiv), and opinions of counsel to the Company reasonably satisfactory to the Representatives, and licensed in The Netherlands, the Federal Republic of Germany and Switzerland, as applicable, with respect to the Subsidiaries organized in those jurisdictions, as to matters set forth below in subparagraphs (i) and (vii), each dated the Closing Date and, if applicable, the Option Closing Date, addressed to the Underwriters in form and substance reasonably satisfactory to Kutak Rock LLP, counsel to the Underwriters, to the effect that:

          (i) The Company and the Subsidiaries have been duly incorporated and are validly existing in good standing under the laws of the state(s) or similar foreign jurisdictions (with respect to the Subsidiaries) of their organization, with all corporate power necessary to own their properties and conduct their business; and all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and, to the knowledge of such counsel, are duly issued, fully paid and non-assessable and beneficially owned, directly or indirectly, solely by the Company, except as expressly set forth to the contrary on Schedule III to this Agreement.

          (ii) Each of the Company and its Subsidiaries is duly qualified to transact business in each state in which its respective ownership or lease of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company or the Subsidiary, as the case may be.

          (iii) The Company has the authorized capital stock set forth under the caption "Description of Capital Stock" in the Prospectus; the outstanding shares of its capital stock have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; the Underwritten Shares, and the portion of the Option Shares, if any, to be sold pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement, and all of the Shares are free from preemptive rights pursuant to the Company's Certificate of Incorporation or under Delaware law.

          (iv) The Registration Statement has become effective under the Act, and such counsel is not aware of any stop order suspending the effectiveness of the Registration Statement. To such counsel's knowledge, no proceedings therefor have been initiated or overtly threatened by the Commission and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule.

          (v) The Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Act and the Rules (except that such counsel need not express any opinion as to the financial statements, schedules and notes thereto and the other financial, statistical and accounting information included therein).

          (vi) The statements in the Registration Statement under the captions "Business - Legal Proceedings," "Certain Relationships and Related Transactions" and "Description of Capital Stock," in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information required to be presented with respect to such legal matters, documents and proceedings.

          (vii) To such counsel's knowledge there are no legal or governmental proceedings pending or overtly threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the

Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described.

          (viii) To such counsel's knowledge, there are no contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed or incorporated by reference under the Rules, as required.

          (ix) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, except as rights to indemnity under Section 8 of the Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

          (x) The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder will not result in the creation of any lien, charge or claim upon any property or asset of the Company or any Subsidiary under, nor will such actions conflict with or constitute a default under or violate, (i) any of the terms, conditions or provisions of the Company or its Delaware Subsidiaries' respective charter or bylaws, (ii) any of the terms, conditions or provisions of any material agreement or other material instrument known to such counsel and set forth in the English language to which the Company or any such Subsidiary is a party or by which they are bound, (iii) any Delaware or federal law or regulation (other than state securities or blue sky laws, as to which such counsel need not express any opinion in this paragraph); or (iv) any judgment, writ, injunction, decree, order or ruling known to such counsel of any court or governmental authority binding on the Company or its Delaware Subsidiaries.

          (xi) No consent, approval, waiver, license or authorization or other action by or filing with any Delaware or federal governmental authority is required in connection with the execution and delivery by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby or the performance by the Company of its obligations hereunder, except for filings and other actions required pursuant to the Act and/or the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and state securities or blue sky laws, as to which such counsel need not express any opinion in this paragraph, and those already obtained.

          (xii) Except as set forth in the Prospectus, to the knowledge of such counsel no holders of Common Stock or other securities of the Company have registration rights with respect to such securities.

          (xiii) The Company is not and, after giving effect to the sale of the Shares and the application of the net proceeds thereof as described in the Prospectus, will not be an "investment company" required to register under the Investment Company Act of 1940, as amended.

          (xiv) To the knowledge of such counsel, there are no actions or proceedings pending, or threatened against the Company, any of its Subsidiaries or any of their properties, assets or rights before any court or administrative or governmental agency or other body which are not disclosed in the Prospectus and which reasonably would be expected to have a Material Adverse Effect.

          In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of California, the laws of the State of Colorado and the General Corporation Law of the State of Delaware and that such counsel is not admitted in the State of Delaware, or with respect to counsel licensed in The Netherlands, the Federal Republic of Germany and Switzerland, that the opinion is limited to matters governed by the laws of those jurisdictions. Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated the Closing Date, and, if applicable, the Option Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

          "In connection with the preparation of the Registration Statement, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Underwriters. We have not independently verified and accordingly, except to the limited extent set forth in paragraph (vi) of the Underwriting Agreement, are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, and any supplements or amendments thereto. On the basis of the foregoing and in our capacity as counsel to the Company, nothing has come to our attention which has caused us to believe that either the Registration Statement or any amendments thereto (except as to the financial statements and schedules, and other financial, statistical and accounting data included in the Registration Statement or the Prospectus), at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except as to the financial statements and schedules, and other financial, statistical and accounting data included in the Registration Statement or the Prospectus), as of its date or as of the date hereof contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading."

     In addition to the foregoing, with respect to the Subsidiaries organized in The Netherlands, the Federal Republic of Germany and Switzerland, counsel licensed in those jurisdictions shall include their opinions to the further effect that the execution and delivery by the Company of this Agreement and the performance of the obligations hereunder will not result in the creation of any lien, charge or claim upon any property or asset of the particular Subsidiary with respect to which such counsel is providing its opinion under, nor will such actions conflict with or violate, (i) any of the terms, conditions or provisions of such Subsidiary's charter or bylaws, (ii) any foreign law or regulation or
(iii) any judgment, writ, injunction, decree, order or ruling known to such counsel of any court or governmental authority binding on such Subsidiary.

     (c)(1) The Representatives shall have received on the Closing Date and on the Option Closing Date the opinion of Morrison & Foerster LLP as counsel to ABB, with respect to the matters set forth below dated the Closing Date and the Option Closing Date, as the case may be, addressed to the Underwriters in form and substance reasonably satisfactory to Kutak Rock LLP, counsel to the Underwriters, to the effect that:

          (i) ABB has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization with corporate power to own the Shares owned by it and enter into this Agreement and the Custody Agreement.

          (ii) Each of this Agreement and the Custody Agreement has been duly authorized by all necessary corporate action on the part of ABB and has been duly executed and delivered by ABB.

          (iii) This Agreement and the Custody Agreement constitute the legally valid and binding obligations of ABB, enforceable against ABB in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          (iv) Upon payment for and delivery to the Underwriters of the Shares sold by ABB in accordance with this Agreement, assuming each of the Underwriters is acquiring the Shares sold by ABB without notice of any adverse claim, the Underwriters will acquire the Shares free and clear of any adverse claim as defined in Article 8 of the Uniform Commercial Code.

          (v) No order, consent, permit or approval of any governmental authority is required on the part of ABB for the execution and delivery of this Agreement or the Custody Agreement or the sale of the Shares sold by ABB, except such as have been obtained under the Act and such as may be required under the securities or blue sky laws of any other jurisdiction.

          (vi) ABB's execution and delivery of, and performance of its obligations under, this Agreement and the Custody Agreement do not (A) violate ABB's charter or bylaws, (B) breach or otherwise violate any existing obligation of or restriction on ABB under any order, judgment or decree of any court or government authority binding on ABB or (C) result in a breach or constitute a default under any indenture, mortgage, deed of trust, lease, contract, note or other agreement or instrument to which ABB is a party or to which any of its assets are bound. The execution and delivery by ABB of, and performance of its obligations under, this Agreement and the Custody Agreement do not violate any state, federal or foreign statute or regulation that such counsel has, in the exercise of customary professional diligence, recognized as applicable to ABB or to transactions of the type contemplated by this Agreement or the Custody Agreement, except that such counsel need express no opinion regarding any federal securities laws or blue sky or state securities laws.

     Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement as Kutak Rock LLP, counsel to the Underwriters, may reasonably request. In rendering the opinions described in
(i), (ii) and (vi) above, and in (v) above as they relate to governmental authorities other than the federal government of the United States of America, Morrison & Foerster LLP may rely solely and without investigation on the opinion of in-house counsel to ABB.

     (2) The Representatives shall have received on the Closing Date the opinion of U.S. counsel to Yoshio Kojima ("Mr. Kojima") reasonably satisfactory to the Representatives, with respect to the matters set forth below dated the Closing Date addressed to the Underwriters in form and substance reasonably satisfactory to Kutak Rock LLP, counsel to the Underwriters, to the effect that:


          (i) Upon payment for and delivery to the Underwriters of the Shares sold by Mr. Kojima in accordance with this Agreement, assuming each of the Underwriters is acquiring the Shares sold by Mr. Kojima without notice of any adverse claim, the Underwriters will acquire the Shares free and clear of any adverse claim as defined in Article 8 of the Uniform Commercial Code.

          (ii) No order, consent, permit or approval of any governmental authority is required on the part of Mr. Kojima for the execution and delivery of this Agreement or the Custody Agreement or the sale of the Shares sold by him, except such as have been obtained under the Act and such as may be required under the securities or blue sky laws of any other jurisdiction.

          (iii) Mr. Kojima's execution and delivery of, and performance of his obligations under, this Agreement and the Custody Agreement do not (A) breach or otherwise violate any existing obligation of or restriction on Mr. Kojima under any order, judgment or decree of any court or government authority known to such counsel, after due inquiry, to be binding on Mr. Kojima or (B) result in a breach or constitute a default under any indenture, mortgage, deed of trust, lease, contract, note or other agreement or instrument known to such counsel, after due inquiry, to which Mr. Kojima is a party or to which any of his assets is bound. The execution and delivery by Mr. Kojima of, and performance of his obligations under, this Agreement and the Custody Agreement do not violate any state, federal or foreign statute or regulation that such counsel has, in the exercise of customary professional diligence, recognized as applicable to Mr. Kojima or to transactions of the type contemplated by this Agreement or the Custody Agreement, except that such counsel need express no opinion regarding any federal securities laws or blue sky or state securities laws.

     Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement as Kutak Rock LLP, counsel to the Underwriters, may reasonably request.

     (d) The Representatives shall have received on the Closing Date and the Option Closing Date the opinion of Townsend and Townsend and Crew LLP ("Townsend"), intellectual property counsel to the Company, with respect to the matters set forth below, dated the Closing Date and the Option Closing Date, as the case may be, addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

     As intellectual property counsel to the Company, Townsend is familiar with the technology used by the Company in its business and the manner of its use thereof and have read the Registration Statement, the preliminary prospectus and the Prospectus, including particularly the portions of the Registration Statement, the preliminary prospectus and the Prospectus referring to patents, trade secrets, trademarks, service marks or other proprietary information or materials and:

     (i) The Company is listed in the records of the United States Patent and Trademark Office as the holder of record of the patents listed on Schedule I to be attached to such opinion, which the Company has represented to Townsend are all of the Company's U.S. patents (the "Patents") and each of the applications listed on Schedule I to be attached to such opinion, which the Company has represented to Townsend are all of the Company's U.S. patent applications (the "Applications"). To the best knowledge of such counsel, there are no claims of third parties to any ownership interest or lien with respect to any of the Patents or Applications. Such counsel is not aware of any material defect in form in the preparation or filing of the Applications on behalf of the Company. To the best knowledge of such counsel, the Applications are being pursued by the Company. To the best knowledge of such counsel, the Company owns as its sole property the Patents and pending Applications.

     (ii) Such counsel knows of no claims of third parties to any ownership interest or lien with respect to the Company's foreign patents listed on Schedule II to be attached to such opinion, which the Company has represented to Townsend are all of the Company's foreign patents (the "Foreign Patents"), or any of the Company's foreign patent applications listed on Schedule II to such opinion, which the Company has represented to Townsend are all of the Company's foreign patent applications (the "Foreign Applications"). Such counsel is not aware of any material defect in form in the preparation or filing of the Foreign Applications on behalf of the Company. To the best knowledge of such counsel, the Foreign Applications are being pursued by the Company. To the best knowledge of such counsel, the Company owns as its sole property the Foreign Patents and pending Foreign Applications.

     (iii) Except as set forth on Schedule III to be attached to such opinion, such counsel knows of no reason why the Patents or Foreign Patents are not valid as issued. Such counsel has no knowledge of any reason why any patent to be issued as a result of any Application or Foreign Application would not be valid or would not afford the Company useful patent protection with respect thereto.

     (iv) The Registration Statement, the preliminary prospectus and the Prospectus fairly and accurately describe the Company's rights with respect to the Patents, Foreign Patents, Applications, Foreign Applications and other Intellectual Property. As to the statements under the captions "Business--Patents and Proprietary Rights," nothing has come to the attention of such counsel which caused them to believe that the above-mentioned section of the Registration Statement, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date and on any later date on which Option Shares are to be purchased, the Registration Statement and any amendment or supplement thereto contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (v) Such counsel knows of no material action, suit, claim or proceeding relating to patents, patent rights or licenses, trademarks or trademark rights, copyrights, collaborative research, licenses or royalty arrangements or agreements or trade secrets, know-how or proprietary techniques, including processes and substances, owned by or affecting the business or operations of the Company which are pending or threatened against the Company or any of its officers or directors, that are required to be disclosed in the Registration Statement, any preliminary prospectus, or the Prospectus, and which are not so disclosed therein.

     (e) The Representatives shall have received from Kutak Rock LLP, counsel to the Underwriters, an opinion dated the Closing Date, substantially to the effects specified in subparagraphs (iii) and (iv) of paragraph (b) of this
Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that such counsel has participated in conferences with directors, officers and other representatives of the Company, representatives of counsel for the Company, representatives of the independent public accountants for the Company and the Representatives of the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel has not independently verified and need not pass upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing and in such counsel's capacity as counsel to the Underwriters, nothing has come to such counsel's attention which has caused it to believe that either the Registration Statement or any amendments thereto (except as to the financial statements and schedules, and other financial, statistical and accounting data included in the Registration Statement or the Prospectus), at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus (except as to the financial statements and schedules, and other financial, statistical and accounting data included in the Registration Statement or the Prospectus), as of its date or the date hereof contained an untrue statement of a material fact or omitted or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     (f) The Representatives shall have received on the Closing Date, and on the Option Closing Date, as the case may be, signed letters from PricewaterhouseCoopers LLP, addressed to the Underwriters dated as of the Effective Date and again dated as of the Closing Date and as of the Option Closing Date, as the case may be, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the Closing Date or the Option Closing Date, as the case may be, (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the Closing Date or the Option Closing Date, as the case may be), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to Underwriters in connection with registered public offerings. All such letters shall be in form and substance satisfactory to the Representatives and Kutak Rock LLP, counsel to the Underwriters.

     (g) The Representatives shall have received at or prior to the Closing Date from Kutak Rock LLP, a memorandum or summary, in form and substance reasonably satisfactory to the Representatives, with respect to the qualification or exemption therefrom for offering and sale by the Underwriters of the Shares under the state securities or blue sky laws of such jurisdictions as the Representatives may reasonably have designated.

     (h) The Representatives shall have received on the Closing Date, and on the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date and on the Option Closing Date, as the case may be, each of them severally certifies as follows:

          (i) (A) The representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date, and on the Option Closing Date, as the case may be, and (B) the Company has complied with all the agreements and has satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date, and at or prior to the Option Closing Date, as the case may be.

          (ii) (A) The Registration Statement has become effective under the Act; (B) no stop order suspending the effectiveness of the Registration Statement or the use or effectiveness of the Prospectus has been issued; (C) no proceedings for such purpose have been taken or, to his knowledge, are contemplated by the Commission or any Other Securities Regulator; and (D) all requests for additional information on the part of the Commission or any Other Securities Regulator have been complied with.

          (iii) No litigation has been instituted or, to the best of his knowledge, threatened against the Company or any Subsidiary of a character required to be disclosed in the Registration Statement which is not so disclosed; there is no contract required to be filed as an exhibit to the Registration Statement which is not so filed.

          (iv) He has carefully examined the Registration Statement and the Prospectus and in his opinion, on the Effective Date: (A) the statements contained in the Registration Statement and the Prospectus were true and correct, (B) such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (C) since the Effective Date, no event has occurred which should have been set forth in a supplement to or an amendment to the Registration Statement or the Prospectus in order to render any statement contained in the Registration Statement or Prospectus not misleading, which has not been so set forth in such supplement or amendment.

     (i) The Company and the Selling Stockholders shall have furnished to the Representatives such additional information and further certificates and documents confirming the representations and warranties contained herein and related matters as the Representatives may reasonably have requested.

     (j) Since the respective dates as of which information is given in the Prospectus, there shall not have occurred any Material Adverse Change whether or not arising in the ordinary course of business.

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and Kutak Rock LLP, counsel for the Underwriters.

     If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Stockholders of such termination in writing or by confirmed facsimile at or prior to the Closing Date. In such event, the Company, the Selling Stockholders and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

     7. Conditions of the Obligations of the Company and the Selling Stockholders. The obligations of the Company and the Selling Stockholders to sell and deliver the Shares are subject to the conditions that (a) on __________, 2000 or such later time and date as the Company and the Representatives may from time to time consent to in writing or by confirmed facsimile, the Registration Statement shall have become effective, and (b) at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings therefor initiated or threatened. If either of the Conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Company and the Selling Stockholders by jointly notifying the Representatives of such termination in writing or by confirmed facsimile at or prior to the Closing Date.

     8.   Indemnification.

     (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act and Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities, joint or several, and expenses (including costs of investigation and legal expenses) to which such Underwriter or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities, joint or several, and expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any breach of any representation or warranty of the Company contained herein or any agreement or covenant of the Company contained herein or (ii) any untrue statement or alleged untrue statement of material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading; provided, however,
                                                             --------  --------
that the Company will not be liable under this Section 8(a) to any Underwriter in any such case to the extent that any such losses, claims, damages, liabilities or expenses arise out of or are based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof and provided, further, that with
                                                    --------  -------
respect to any preliminary prospectus, such indemnity shall not inure to the benefit of any Underwriter or controlling person if the person asserting any such losses, claims, damages, liabilities or expenses purchased the Shares that are the subject thereof from such Underwriter and if such person was not sent or given a copy of the Prospectus at or prior to confirmation of the sale of such Shares to such person in any case where such sending or giving is required by the Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Selling Stockholder severally and not jointly agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the of Section 15 of the Act and Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any breach of any representation or warranty of the Selling Stockholder contained herein or any agreement or covenant of the Selling Stockholder contained herein and the Selling Stockholder will reimburse each Underwriter and each such controlling person for legal and other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding. This indemnity agreement will be in addition to any liability which the Selling Stockholder may otherwise have.

     (c) Each Underwriter severally, but not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company, within the meaning of Section 15 of the Act and Section 20(a) of the Exchange Act and the Selling Stockholders, from and against any losses, claims, damages, liabilities, joint or several, and expenses to which the Company or any such director, officer, or controlling person or Selling Stockholders may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement of alleged untrue statement of material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made) not misleading; provided, however, that each Underwriter
                                      --------  -------
will be liable under this Section 8(c) in any such case only to the extent that such untrue statement, or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives expressly for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action or proceeding, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8, and then only to the extent that the indemnifying party is actually prejudiced by the omission of such notification. In case any such action or proceeding is brought against any party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, except to the extent otherwise provided in this subsection (d) the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to assume the defense and employ counsel, or (iii) the named parties to any such action (including any impleaded parties) include such indemnified party and the indemnifying party, as the case may be, and such indemnified party shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that (A) the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such indemnified parties, which firm shall be designated in writing by the indemnified parties, and that (B) all such fees and expenses shall be reimbursed as they are incurred. Subject to the foregoing provisions of this Section 8(d), the indemnifying party shall not be liable for the costs and expenses of any settlement of any action without the consent of the indemnifying party.

     (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 8 is for any reason held to be unavailable to an indemnified party under subsection (a) -
(c) above in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling

Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the parties in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and Selling Stockholders, on the one hand, and the Underwriters, on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders bears to the underwriting discounts and commissions received by the Underwriters. The relative fault of a party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any such action or claim.

     The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(e) to contribute shall be several in proportion to their respective underwriting obligations and not joint.

     (f) In any proceeding relating to the Registration Statement, any preliminary prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

     9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements of the Company and officers of the Company or of the Selling Stockholders contained herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriters or any controlling person, or by or on behalf of the Company or any of its officers, directors or controlling persons or the Selling Stockholders, and shall survive delivery of the Underwritten Shares and, as applicable, the Option Shares to the Representatives or termination of this Agreement.

     10. Default by Underwriters. If any Underwriter shall fail to purchase and pay for the Shares which such Underwriter has agreed to purchase and pay for hereunder (otherwise than by reason of any default on the part of the Company or either Selling Stockholder), you, as the Representatives of the Underwriters, shall use your best efforts to procure within twenty-four hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Stockholders such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such twenty-four hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Shares that the defaulting Underwriter agreed to but failed to purchase does not exceed 10% of the Shares which the Underwriters are obligated to purchase hereby, the other Underwriters shall be obligated, severally, in proportion to the respective number of shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Shares that the defaulting Underwriter agreed to but failed to purchase exceeds 10% of the Company's Common Stock covered hereby, the Company or you, as the Representatives of the Underwriters will have the right, by written notice given within the next twenty-four hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters, the Company or the Selling Stockholders except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 10, the time of closing may be postponed for such period, not to exceed seven days, as you, as the Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriters" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     11. Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or sent via facsimile and confirmed as follows: if to the Representatives of the Underwriters, to Stephens Inc., 111 Center Street, Little Rock, Arkansas
72201, Attention: W. Scott Davis, Head of Syndicate & Capital Markets, with a copy to Kutak Rock LLP, Suite 1100, 425 West Capitol Avenue, Little Rock, Arkansas 72201, Attention: H. Watt Gregory, III, Esq.; if to the Company: to IXYS Corporation, 3540 Bassett Street, Santa Clara, California 95054,
Attention: Dr. Nathan Zommer, Chairman and Chief Executive Officer, with a copy to Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306-2155, Attention: James R. Jones, Esq.; if to ABB: ABB AG, Gottlieb-Daimler Strasse 8, 68165 Mannheim, Germany, Attention: Andreas Hartmann, Esq., with copies to ABB, Inc., 501 Merritt 7, Norwalk, Connecticut 06856-5308, Attention: E. Barry Lyon, Esq. and Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105, Attention: John W. Campbell, Esq.; and if to Yoshio Kojima: Busicom Corp., Bousikaikan 3F, 5-25-7 Akakusabashi, Taito-Ku, Tokyo, Japan.

     12. Termination. This Agreement may be terminated by notice to the Company and the Selling Stockholders as follows:

     (a) at any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the Underwriters, or (ii) 11:30 a.m., Central Time, on __________, 2000;

     (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Change or a development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business, which would, in your reasonable judgment, materially impair the investment quality of the Shares, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Shares impracticable, (iii) general suspension of trading or general trading halts in securities on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the over-the-counter market or limitation on prices (other than limitations on hours or numbers of days or trading) for securities on either such Exchange, the Nasdaq National Market or the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially or adversely affect the business, business prospects or operations of the Company, (v) declaration of a banking moratorium by either federal or state authorities, or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

     (c)  as provided in Sections 6 and 10 of this Agreement.

     13. Successors. This Agreement has been and is made solely for the benefit of the Underwriters, the Company, the Selling Stockholders and their respective successors, executors, administrators, heirs, and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase.

     14. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this the Agreement and the representations, warranties and covenants of the Company and the Selling Stockholders in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriters or controlling person or (c) delivery of any payment for the Shares under this Agreement.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arkansas, without giving effect to the choice of law or conflict of law principles thereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                              Very truly yours,

                              IXYS CORPORATION



                              By:______________________________________
                              Its:_____________________________________


                              ABB

                              [SPECIFIC ABB ENTITY OR ENTITIES - TO BE
                              PROVIDED]



                              By:______________________________________
                              Its:_____________________________________


                              YOSHIO KOJIMA


                              Signature:_______________________________


The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

STEPHENS INC.
CIBC WORLD MARKETS CORP.
NEEDHAM & COMPANY, INC.
as Representatives of the several Underwriters named in Schedule I hereto

By:  STEPHENS INC.

     By: ___________________________
          Authorized Officer

                                  SCHEDULE I


Name                                                  No. of Underwritten Shares
----                                                  --------------------------

Stephens Inc.
CIBC World Markets Corp.
Needham & Company, Inc.



[list additional Underwriters]



Total                                                ___________________________
-----
                                                     ---------------------------

                                  SCHEDULE II


                              Selling Stockholders
                              --------------------


[SPECIFIC ABB ENTITY OR ENTITIES:
TO BE PROVIDED]
Yoshio Kojima

                                 SCHEDULE III

                             List of Subsidiaries
                             --------------------

                                            PER CENT
                          STATE OR          INTEREST   ADDITIONAL NAMES
                          JURISDICTION      OWNED BY   UNDER WHICH
SUBSIDIARY                INCORPORATED      COMPANY    CONDUCTS BUSINESS
------------------------  ----------------  ---------- -----------------

IXYS USA, Inc.            Delaware, USA     100%

Directed Energy, Inc.     Colorado, USA     100%

IXYS Semiconductor BV     The Netherlands   100%

IXYS Semiconductor GmbH   Germany           100%

IXYS Berlin GmbH          Germany            74.8% (1)

IXYS  CH GmbH             Switzerland       100%


------------------------------------
(1) The Company has an obligation, to be performed no later than April 1, 2004, to acquire the minority interest in the IXYS Berlin subsidiary at book value, plus interest from the subsidiary's date of registration under German law, provided that the Company will be entitled to retain all previously undistributed profits from prior years.